UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Tapestry, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, November 5, 2020

On September 25, 2020, Tapestry, Inc. (“Tapestry” or the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) and form of Proxy relating to the solicitation of proxies by the Company in connection with its 2020 Annual Meeting of Stockholders to be held on November 5, 2020 (the “2020 Annual Meeting”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement is available on the Internet at tapestry.com/investors and also is available on the website maintained by the SEC at www.sec.gov. This Supplement, dated November 3, 2020 (the “Supplement”), supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety.
In conversations with certain stockholders regarding Proposal 4: Approval of the Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan (the “Amended 2018 Plan”) questions were raised regarding the Company’s targeted future burn rate under its Amended 2018 Plan. Consistent with feedback received from such stockholders, the Company’s management and the Human Resources Committee of our Board of Directors (the “Board”), which serves as the administrator of the Amended 2018 Plan, is committing to maintain an unadjusted burn rate at or below 2% annually for its fiscal years 2022 through 2024.  This commitment will be effective if the Company’s stockholders approve the Amended 2018 Plan.
In addition, the Company is submitting the following corrected burn rate information, to replace the table on page 74 of the Proxy Statement.

Fiscal Year	Total shares granted	Common Shares Outstanding (1)	Burn Rate
2018	5,293,800	287,975,447	1.8%
2019	3,348,110	286,836,337	1.2%
2020	10,242,364	276,241,174	3.7%
3-yr average			2.2%

(1) Reflects Basic Common Shares Outstanding as of the last day of the fiscal year.

Certain stockholders were also interested in understanding our burn rate net of awards forfeited during each respective fiscal year, which is not included in our Proxy Statement. After subtracting 4.2 million shares forfeited during fiscal year 2020, 1.1 million shares forfeited during fiscal year 2019, and 1.5 million shares forfeited during fiscal year 2018, our average burn rate for the three fiscal years was 1.4% of year-ending common shares outstanding. Total forfeited shares are included in the share-based compensation note in the Company’s Annual Report on Form 10-K for each of the fiscal years 2020, 2019 and 2018.

As described in the Proxy Statement, the Board believes it is in the best interests of our stockholders to seek an increase in the number of shares of our Common Stock reserved for issuance under the Amended 2018 Plan, so that we may continue to recruit, motivate and incentivize employees and non-employee directors with stock awards as we transform our organization through our Acceleration Program. At the same time, we value our stockholders’ feedback regarding our use of equity incentives. We are committed to exercising discipline and being mindful of the dilutive impact of our equity incentive programs. We respectfully request your support “FOR” the approval of the Amended 2018 Plan as described in Proposal 4 of the Proxy Statement.